Exhibit 10.1

Execution

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT, dated as of September 28, 2020 (this “Agreement”), is entered into by and among Novus Capital Corporation., a Delaware corporation (“Novus”), AppHarvest, Inc., a Delaware public benefit corporation (the “Company”), and certain of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”), in each case, solely in such Stockholder’s capacity as a Stockholder (and not in any other capacity).

WHEREAS, Novus, ORGA, Inc., a Delaware corporation and wholly owned subsidiary of Novus (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, a business combination agreement and plan of reorganization, a copy of which has been made available to the Stockholders (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Novus; and

WHEREAS, as of the date hereof, each Stockholder owns of record and/or beneficially the number of shares of Company Common Stock and/or Company Preferred Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and Company Preferred Stock and any shares of Company Common Stock and Company Preferred Stock of which ownership of record or the power to vote or dispose is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Agreement to Vote. Each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, (unless this Agreement shall have been terminated in accordance with Section 6) hereby agrees to vote or cause to be voted, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), all of such Stockholder’s Shares held by such Stockholder at such time (a) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA (including but not limited to approval of the conversion of all Company Preferred Stock into Company Common Stock subject to and effective immediately prior to the Closing under the BCA) and (b) against any action, agreement or transaction or proposal that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2.            Transfer of Shares. Unless this Agreement shall have been terminated in accordance with Section 6, each Stockholder, severally and not jointly, agrees that it shall not (a) sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to, or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of the Shares to (i) if Stockholder is an individual (A) to any affiliate of such Stockholder, member of such Stockholder’s immediate family, or to a trust for the direct or indirect benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (B) as a bona fide gift to any charitable organization or (C) by will, other testamentary document or under the laws of intestacy upon the death of Stockholder; or (ii) if Stockholder is an entity, any equityholder, partner, member, or affiliate of Stockholder, or any investment fund or other entity controlling, controlled by, managed by or under common control with the Stockholder or affiliates of the Stockholder, but only if, in the case of clause (i) and (ii), such transferee shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

3.            Exclusivity. Unless this Agreement shall have been terminated in accordance with Section 6, each Stockholder, severally and not jointly, agrees not to, and shall cause its Representatives not to, directly or indirectly, solicit, initiate, continue, or engage in any discussions or negotiations with, or enter into any agreement with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or commence due diligence with respect to, or otherwise cooperate in any way, with any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning, relating to, or which is intended or is reasonably likely to give rise to or result in, a Company Business Combination Proposal, as such term is defined in the BCA. Each Stockholder shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Company Business Combination Proposal (other than the transactions contemplated by the BCA) to the extent required by the BCA.

4.            Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to Novus as follows:

(a)            The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or Governmental Authority, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents or any agreement (including any voting agreement or letter agreement with the Company) to which such Stockholder is a party.

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(b)            As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to, and/or owns beneficially, the Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company Organizational Documents, and (iv) that certain Right of First Refusal and Co-Sale Agreement dated as of July 24, 2020, by and among the Company and the persons named therein, that certain Voting Agreement dated as of July 24, 2020, by and among the Company and the persons named therein, and that certain Investors’ Rights Agreement dated as of July 24, 2020, by and among the Company and the persons named therein, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote in accordance with this Agreement and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c)            The Agreements set forth in Subsection 4(b)(i) hereof shall terminate and be of no further force or effect upon the Closing under the BCA.

(d)            Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

(e)            Except as set forth on Exhibit A, as of the date hereof, there are no outstanding loans or advances from such Stockholder or their respective Affiliates to the Company or its subsidiaries.

5.            Restrictions; Share Legend.

(a)            Each Stockholder agrees that the Shares shall be subject to the restrictions set forth herein, including as set forth in Section 2.

(b)            Each Stockholder agrees that, in connection with the Transactions contemplated by the BCA, certain shares of the Novus Common Stock received upon conversion of the Shares and subject to lock-up restrictions pursuant to the Lock-Up Agreement (the “Restricted Shares”) shall, concurrently with the Closing, have the Legend (as defined below) affixed to them as set forth in this Section 5. The restrictions set forth pursuant to the Lock-Up Agreement are collectively referred to as the “Transfer Restrictions”. Each Stockholder acknowledges and agrees that the Restricted Shares shall be subject to the Transfer Restrictions until such Transfer Restrictions expire in accordance with the terms of the Lock-Up Agreement.

(c)            Legends. The books and records of Novus evidencing the Restricted Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN A LOCK-UP AGREEMENT, BY AND AMONG NOVUS CAPITAL CORPORATION AND THE OTHER PARTIES THERETO.

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(d)            Procedures Applicable to the Restricted Shares. As soon as practicable, and in any event within two (2) business days after the removal of all Transfer Restrictions in accordance with the Lock-Up Agreement, Novus shall remove, or cause to be removed, the Legend from the books and records of Novus evidencing the Restricted Shares with respect to which such Transfer Restrictions have been removed and such shares shall no longer be subject to any of the terms of this Section 5.

6.            Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms; and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

7.            Miscellaneous.

(a)            Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Novus, to it at:

Novus Capital Corporation
8556 Oakmont Lane

Indianapolis, IN 4626
Attention: Robert J. Laikin, Chairman and Larry M. Paulson, President & CEO
Email: robertjlaikin@gmail.com, larrympaulson@gmail.com

with a copy to:

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020

Attention: Robert J. Mittman and Kathleen Cunningham
Email: rmittman@blankrome.com; kcunningham@blankrome.com

if to the Company:

AppHarvest, Inc.
401 W. Main Street, Suite 321
Lexington, KY 40507
Attention: Jonathan Webb, CEO
Email: Jonathan@appharvest.com

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with a copy to:

Cooley LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004
Attention: Derek O. Colla and David I. Silverman
Email: dcolla@cooley.com; dsilverman@cooley.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c)            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)            This Agreement and any other Ancillary Agreement to which the Stockholder is a party constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) Novus and (iii) the holders of a majority of the Shares. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of Novus and the Company.

(e)            Except as set forth below, this Agreement shall be binding upon and inure solely to the benefit of each party hereto (and Novus’ permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other contract between such Stockholder, on the one hand, and the Company or Novus, on the other hand. The existence of any claim or cause of action by any such Stockholder against the Company or Novus shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Novus or the Company under the BCA, or any of the rights or remedies of Novus or the Company or any of the obligations such Stockholder under any agreement between such Stockholder and the Company or any certificate or instrument executed by such Stockholder in favor of Novus or the Company; and nothing in the BCA or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or any of the obligations of such Stockholder under this Agreement.

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(f)            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(g)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)            This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)             At the request of Novus or the Company, in the case of any Stockholder, at the request of Novus, in the case of the Company, or at the request of the Company, in the case of Novus, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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(j)             This Agreement shall not be effective or binding upon any Stockholder until such time as the BCA is executed and delivered by the Company, Novus and Merger Sub.

(k)           Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(k)(i).

(l)             Stockholder signs this Agreement solely in Stockholder’s capacity as a holder of Shares of the Company, and not in Stockholder’s capacity as a director, officer or employee of Company or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary, provided that nothing contained in this Section 7(l) shall obviate any of the Stockholder’s obligations under Sections 1 and 2 of this Agreement .

(m)            Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NOVUS CAPITAL CORPORATION

By:	/s/ Larry M. Paulson
Name:	Larry M. Paulson
Title:	Chief Executive Officer

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APPHARVEST, INC.

By:	/s/ Jonathan Webb
Name:	Jonathan Webb
Title:	Chief Executive Officer

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AB Co-Investments LLC

By:	/s/ Owen Littman
Print Name:	Owen Littman
Title:	Authorized Signatory

Address:	c/o Cowen Inc.
599 Lexington Ave., 20th Floor
New York, NY 10022

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Couch Holdings II, LLC

By:	/s/ Greg Couch
Print Name:	Greg Couch
Title:	Manager

Address:	250 West Main Street, Suite 3150
Lexington, KY 40507

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Jonathan Webb

By:	/s/ Jonathan Webb

Address:	401 W. Main Street, Suite 321
Lexington, KY 40507

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Kiran Bhatraju

By:	/s/ Kiran Bhatraju

Address:	1611 Allison Street NW
Washington, DC 20011

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Loren Eggleton

By:	/s/ Loren Eggleton

Address:	200 Larue #316
Lexington, KY 40517

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Narya Capital Fund I, L.P.

By:	Narya Capital GP I, LLC, its general partner

By:	/s/ James David Vance
Print Name:	James David Vance
Title:	Managing Member & Managing Director

Address:	1435 Vine Street
Cincinnati, OH 45202

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Rise of the Rest Seed Fund, LP

By:	Rise of the Rest Seed Fund GP, LLC

Its:	General Partner

By:	/s/ Stephen M. Case
Print Name:	Stephen M. Case
Title:	Operating Manager

Address:	1717 Rhode Island Avenue, NW
10th Floor
Washington, DC 20036

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Inclusive Capital Partners Spring Master Fund, L.P.

By:	Spring GP I, L.P.

Its:	General Partner

By:	/s/ Charles Siu
Print Name:	Charles Siu
Title:	Chief Financial Officer

Address:	572 Ruger Street, Suite B
San Francisco, CA 94129

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CEFF APPHARVEST EQUITY HOLDINGS, LLC

By:	/s/ William C. Campbell

Print Name:	William C. Campbell
Title:	As Corporate Secretary of Equilibrium Capital Management, Inc., Managing Member of Equilibrium Capital Group, LLC, Managing Member of EqCEF I, LLC, the Stockholder’s Manager.

Address:
Until Sept. 30, 2020:
415 NW 11th Ave, Portland OR 97209
On and after October 1, 2020
411 NW Park Ave., Suite 401, Portland, OR 97209

Signature page to Stockholder Support Agreement

Exhibit A

With respect to representations of  CEFF APPHARVEST EQUITY HOLDINGS, LLC only:

1.	Security Agreement, dated May 12, 2020, by and between AppHarvest Morehead Farm, LLC and Morehead Farm, LLC. Morehead Farm, LLC is an affiliate of Stockholder.

2.	Commercial Note and Loan Agreement, dated May 12, 2020, by and between AppHarvest, Inc. and Morehead Farm, LLC. Morehead Farm, LLC is an affiliate of Stockholder.

Signature page to Stockholder Support Agreement